Exhibit 99

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666    FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Thomas G. Caldwell President/Chief Executive Officer Middlefield Banc Corp. (440) 632-1666 Ext. 3200 tcaldwell@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2019 Nine Month Financial Results

MIDDLEFIELD, OHIO, October 18, 2019 ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the three and nine months ended September 30, 2019.

2019 Nine Month Financial Highlights (on a year-over-year basis unless noted):

•	Net income increased 6.3% to $9.6 million
•	Earnings per diluted share increased 5.8% to $2.94 per share
•	Tangible book value(1) per share was up 12.1% to $36.96 per share
•	Return on average tangible common equity(1) was 10.93%, compared to 11.36%
•	Total net loans increased 2.8% to $992.3 million
•	Net interest income improved 3.6% to $31.1 million
•	Total noninterest income improved 28.5% to $3.5 million
•	Noninterest expense was up only 5.4%
•	Equity to assets remains strong at 10.61%
•	Repurchased 49,416 shares at an average purchase price of $45.07 per share

“I am pleased with our third quarter and nine-month financial results, despite continued industry wide challenges including slowing loan growth and compressing net interest margin. During this period, we remain focused on our long-term strategic plan and value creation. Stability in our net interest margin, the significant year-over-year growth in noninterest income, controlled expense growth, and stable asset quality demonstrate the successful execution of our value-oriented strategies. In addition, according to the FDIC’s annual market share study, Middlefield successfully increased its market share within the state of Ohio as our annual increase in deposits was one of the strongest from June 2018 to June 2019. According to the FDIC’s annual study, we now rank as the 27th largest bank and one of the largest community banks in the State.”

“Year-to-date, we have invested $2.2 million to repurchase 49,416 shares of our common stock, while declaring $2.7 million of dividends through our quarterly dividend payments. In addition, Middlefield’s Board recently declared a two-for-one stock split that will be effective on November 8, 2019 and will increase the number of shares outstanding to approximately 6.4 million shares. We are also investing in our platform and continue to attract, develop, and retain experienced bankers that are committed to supporting the success of our local communities. All of these efforts, combined with our profit focused strategic plan, demonstrate Middlefield’s focus on creating long-term, sustainable value for shareholders,” concluded Mr. Caldwell.

Income Statement

For the 2019 nine months, net interest income increased 3.6% to $31.1 million, compared to $30.0 million for the same period last year. Year-to-date, the net interest margin was 3.69%, compared to 3.77% for the same period last year. Net interest income for the 2019 third quarter was $10.6 million, compared to $10.3 million for the 2018 third quarter. The 3.2% increase in net interest income for the 2019 third quarter was largely a result of an increase in interest and fees on loans. The net interest margin for the 2019 third quarter was 3.72%, compared to 3.72% for the same period of 2018.

For the 2019 nine months, noninterest income increased 28.5% to $3.5 million, compared to $2.8 million for the same period last year. Noninterest income for the 2019 third quarter increased 16.6% to $1.1 million, compared to $0.9 million for the same period last year.

For the 2019 nine months, noninterest expense increased 5.4% to $22.7 million, compared to $21.5 million for the same period last year. Noninterest expense in the 2019 third quarter increased 8.2% to $7.7 million from $7.1 million for the 2018 third quarter.

“Competition for both loans and deposits within many of our markets remains high and we have seen aggressive pricing dynamics from some of our competitors,” said Donald L. Stacy, Chief Financial Officer. “While this is likely to impact near-term loan and deposit growth, we remain focused on managing risk and pricing on loans, while prudently controlling our funding costs on deposits. Our loans to deposits ratio was 96.6% at September 30, 2019, compared to 96.0% at September 30, 2018, while our equity to assets increased 19 basis points over the past three months to 10.61%. In addition, I am encouraged by our growth in tangible book value(1) which has increased 12.1% to a record $36.96 per share. Our strong asset quality, ample liquidity, and compelling capitalization continues to provide us with the flexibility to pursue our growth opportunities, while supporting our business through various economic cycles.”

Balance Sheet

Total assets at September 30, 2019, increased 6.2% to $1.28 billion from over $1.21 billion at September 30, 2018. Net loans at September 30, 2019, were $992.3 million, compared to $965.5 million at September 30, 2018, and $984.7 million at December 31, 2018. The 2.8% year-over-year improvement in net loans was primarily a result of a 1.9% increase in commercial mortgage loans, a 5.5% increase in residential mortgage loans, and a 17.7% increase in real estate construction loans, partially offset by a 7.8% decline in commercial and industrial loans and a 13.8% decline in consumer installment loans.

Total deposits at September 30, 2019, were $1.03 billion, compared to $1.01 billion at September 30, 2018. The 2.0% year-over-year increase in deposits was primarily a result of higher interest-bearing demand and time deposits, offset by decreases in money market and savings accounts. The investment portfolio, which is entirely classified as available for sale, was $105.0 million at September 30, 2019, compared with $99.7 million at September 30, 2018.

Stockholders’ Equity and Dividends

At the end of the 2019 third quarter, shareholders’ equity increased 9.4% to $135.9 million compared to $124.2 million at September 30, 2018. On a per share basis, shareholders’ equity at September 30, 2019, increased 10.3% to $42.32 from $38.38 for the same period last year. Tangible stockholders’ equity(1) increased 11.3% to $118.7 million for the 2019 third quarter, compared to $106.7 million at September 30, 2018. On a per-share basis, tangible stockholders’ equity(1) increased 12.1% to $36.96 at September 30, 2019, from $32.96 at September 30, 2018.

Through the first nine months of 2019, the company declared cash dividends of $0.84 per share, compared to $0.89 per share for the same period last year, which included a one-time special cash dividend on $0.05 per share. The dividend payout ratio for the 2019 nine-month period was 28.4% compared to 31.9% for the same period last year.

At September 30, 2019, the company had an equity to assets leverage ratio of 10.61%, compared to 10.30% at September 30, 2018.

Asset Quality

The provision for loan losses for the 2019 third quarter was $80,000 versus $210,000 for the same period last year. Nonperforming assets at September 30, 2019, were $10.1 million, compared to $7.5 million at September 30, 2018. Net charge-offs for the 2019 third quarter were $383,000, or 0.15% of average loans, annualized, compared to $218,000, or 0.09% of average loans, annualized at September 30, 2018.

Underwriting standards continue to be maintained in the face of competitive pressures and potential problem credits are being proactively addressed resulting in some exits that have enhanced the overall health of the loan portfolio.

Year-to-date net charge-offs were $857,000, or 0.11% of average loans, annualized compared to $326,000, or 0.05% of average loans, annualized for the same period last year. The allowance for loan losses at September 30, 2019, stood at $7.0 million, or 0.70% of total loans, compared to $7.5 million or 0.77% of total loans at September 30, 2018.

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the bank holding company of The Middlefield Banking Company with total assets of $1.28 billion at September 30, 2019. The bank operates 15 full-service banking centers and an LPL Financial® brokerage office serving Beachwood, Chardon, Cortland, Dublin, Garrettsville, Mantua, Middlefield, Newbury, Orwell, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

(1)This press release includes disclosure of Middlefield Banc Corp.’s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.’s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the tables following Consolidated Financial Highlights below.

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Middlefield Banc Corp.’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.’s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

Balance Sheets (period end)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
ASSETS
Cash and due from banks	$118,956	$133,372	$121,045	$107,933	$81,951
Federal funds sold	1,069	2,010	—	—	—

Cash and cash equivalents	120,025	135,382	121,045	107,933	81,951
Equity securities, at fair value	628	660	674	616	671
Investment securities available for sale, at fair value	105,041	98,809	98,114	98,322	99,717
Loans held for sale	791	431	1,230	597	925
Loans	999,282	998,232	1,004,484	992,109	972,968
Less allowance for loan and lease losses	7,001	7,304	7,206	7,428	7,494

Net loans	992,281	990,928	997,278	984,681	965,474
Premises and equipment, net	17,182	16,788	15,741	13,003	13,002
Goodwill	15,071	15,071	15,071	15,071	15,071
Core deposit intangibles	2,141	2,227	2,312	2,397	2,484
Bank-owned life insurance	16,403	16,294	16,185	16,080	15,970
Accrued interest receivable and other assets	11,015	11,832	13,285	9,698	11,063

TOTAL ASSETS	$1,280,578	$1,288,422	$1,280,935	$1,248,398	$1,206,328

	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
LIABILITIES
Deposits:
Noninterest-bearing demand	$199,235	$198,817	$194,298	$203,410	$202,580
Interest-bearing demand	107,033	94,266	107,246	92,104	99,342
Money market	155,419	152,885	178,668	196,685	191,261
Savings	182,005	194,505	184,662	222,954	224,704
Time	390,721	411,034	375,357	300,914	295,874

Total deposits	1,034,413	1,051,507	1,040,231	1,016,067	1,013,761

Short-term borrowings	92,000	85,000	91,000	90,398	55,304
Other borrowings	12,359	12,449	11,518	8,803	8,956
Accrued interest payable and other liabilities	5,893	5,206	6,487	4,840	4,074

TOTAL LIABILITIES	1,144,665	1,154,162	1,149,236	1,120,108	1,082,095

STOCKHOLDERS’ EQUITY
Common stock, no par value; 10,000,000 shares authorized, 3,647,146
shares issued, 3,211,565 shares outstanding as of September 30, 2019	86,617	86,590	86,437	85,925	85,687
Retained earnings	62,886	60,517	58,139	56,037	53,520
Accumulated other comprehensive income (loss)	2,157	1,377	641	(154)	(1,456)
Treasury stock, at cost; 435,581 shares as of September 30, 2019	(15,747)	(14,224)	(13,518)	(13,518)	(13,518)

TOTAL STOCKHOLDERS’ EQUITY	135,913	134,260	131,699	128,290	124,233

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,280,578	$1,288,422	$1,280,935	$1,248,398	$1,206,328

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands)

	For the Three Months Ended					For the Nine Months Ended
Statements of Income	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$12,804	$12,706	$12,488	$12,467	$11,821	$37,998	$34,109
Interest-earning deposits in other institutions	193	169	187	146	178	549	412
Federal funds sold	24	25	7	17	8	56	29
Investment securities:
Taxable interest	206	214	179	182	167	599	506
Tax-exempt interest	613	553	565	589	598	1,731	1,673
Dividends on stock	45	53	58	58	57	156	169

Total interest and dividend income	13,885	13,720	13,484	13,459	12,829	41,089	36,898

INTEREST EXPENSE
Deposits	3,173	3,277	2,945	2,828	2,178	9,395	5,803
Short-term borrowings	42	79	213	78	296	334	764
Other borrowings	92	95	96	92	104	283	344

Total interest expense	3,307	3,451	3,254	2,998	2,578	10,012	6,911

NET INTEREST INCOME	10,578	10,269	10,230	10,461	10,251	31,077	29,987

Provision for loan losses	80	110	240	210	210	430	630

NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	10,498	10,159	9,990	10,251	10,041	30,647	29,357

NONINTEREST INCOME
Service charges on deposit accounts	571	530	508	498	491	1,609	1,416
Investment securities gains on sale, net	4	190	—	—	—	194	—
(Loss) gain on equity securities	(32)	(14)	58	(55)	15	12	46
Earnings on bank-owned life insurance	109	109	105	110	108	323	318
Gains on sale of loans	128	98	59	67	43	285	164
Other income	325	386	402	357	291	1,113	807

Total noninterest income	1,105	1,299	1,132	977	948	3,536	2,751

NONINTEREST EXPENSE
Salaries and employee benefits	4,272	4,078	4,124	4,065	3,839	12,474	11,684
Occupancy expense	535	496	553	465	460	1,584	1,468
Equipment expense	244	291	235	273	262	770	696
Data processing costs	580	549	465	446	481	1,594	1,360
Ohio state franchise tax	262	261	259	220	244	782	603
Federal deposit insurance expense	—	100	130	100	150	230	450
Professional fees	401	403	431	364	346	1,235	1,118
Advertising expense	202	200	203	227	236	605	694
Software amortization expense	182	152	145	145	155	479	460
Core deposit intangible amortization	86	85	85	87	87	256	265
Other expense	909	867	870	851	832	2,646	2,702

Total noninterest expense	7,673	7,482	7,500	7,243	7,092	22,655	21,500

Income before income taxes	3,930	3,976	3,622	3,985	3,897	11,528	10,608
Income taxes	661	686	611	560	593	1,958	1,602

NET INCOME	$3,269	$3,290	$3,011	$3,425	$3,304	$9,570	$9,006

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts)

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Per common share data
Net income per common share – basic	$1.01	$1.01	$0.93	$1.06	$1.02	$2.95	$2.79
Net income per common share – diluted	$1.01	$1.01	$0.92	$1.05	$1.02	$2.94	$2.78
Dividends declared per share	$0.28	$0.28	$0.28	$0.28	$0.28	$0.84	$0.89
Book value per share (period end)	$42.32	$41.41	$40.44	$39.54	$38.38	$42.32	$38.38
Tangible book value per share (period end) (2) (3)	$36.96	$36.07	$35.11	$34.16	$32.96	$36.96	$32.96
Dividends declared	$900	$912	$909	$908	$905	$2,721	$2,871
Dividend yield	2.37%	2.74%	2.76%	2.62%	2.36%	2.40%	2.53%
Dividend payout ratio	27.53%	27.72%	30.19%	26.51%	27.39%	28.43%	31.88%
Average shares outstanding – basic	3,229,129	3,251,254	3,249,139	3,239,180	3,234,393	3,243,101	3,226,845
Average shares outstanding – diluted	3,239,533	3,257,473	3,255,284	3,250,149	3,248,326	3,253,419	3,242,299
Period ending shares outstanding	3,211,565	3,242,585	3,256,370	3,244,332	3,236,689	3,211,565	3,236,689

Selected ratios
Return on average assets	1.07%	1.09%	1.01%	1.15%	1.13%	1.06%	1.06%
Return on average equity	9.41%	9.79%	9.36%	10.52%	10.33%	9.52%	9.73%
Return on average tangible common equity (2) (4)	10.76%	11.23%	10.80%	12.17%	12.00%	10.93%	11.36%
Efficiency (1)	63.93%	63.03%	64.30%	61.60%	61.65%	63.75%	63.96%
Equity to assets at period end	10.61%	10.42%	10.28%	10.28%	10.30%	10.61%	10.30%
Noninterest expense to average assets	0.64%	0.62%	0.62%	0.62%	0.61%	1.88%	1.90%

(1)	The efficiency ratio is calculated by dividing non-interest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus non-interest income
(2)	See reconciliation of non-GAAP measures below
(3)	Calculated by dividing tangible common equity by shares outstanding
(4)	Calculated by dividing annualized net income for each period by average tangible common equity

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

	For the Three Months Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Yields
Interest-earning assets:
Loans receivable (2)	5.09%	5.08%	5.07%	5.09%	4.89%	5.08%	4.85%
Investment securities (2)	3.80%	3.79%	3.80%	3.73%	3.67%	3.80%	3.67%
Interest-earning deposits with other banks	2.31%	2.21%	2.26%	2.08%	1.95%	2.26%	1.84%
Total interest-earning assets	4.86%	4.86%	4.85%	4.82%	4.65%	4.86%	4.62%
Deposits:
Interest-bearing demand deposits	0.39%	0.36%	0.30%	0.31%	0.37%	0.35%	0.32%
Money market deposits	1.43%	1.40%	1.58%	1.56%	0.99%	1.47%	0.90%
Savings deposits	0.68%	0.69%	0.81%	0.85%	0.68%	0.73%	0.58%
Certificates of deposit	2.18%	2.35%	2.15%	1.99%	1.84%	2.24%	1.76%
Total interest-bearing deposits	1.48%	1.56%	1.46%	1.38%	1.15%	1.50%	1.06%
Non-Deposit Funding:
Borrowings	3.03%	2.70%	2.57%	3.54%	2.30%	4.00%	2.08%
Total interest-bearing liabilities	1.51%	1.59%	1.52%	1.43%	1.24%	1.54%	1.15%
Cost of deposits	1.20%	1.26%	1.17%	1.09%	0.90%	1.21%	0.83%
Cost of funds	1.23%	1.29%	1.24%	1.14%	0.99%	1.25%	0.92%
Net interest margin (1)	3.72%	3.65%	3.70%	3.76%	3.72%	3.69%	3.77%

(1)	Net interest margin represents net interest income as a percentage of average interest-earning assets.
(2)	Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.

	For the Three Months Ended
End of Period Loan Balances	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
(Dollar amounts in thousands)
Commercial and industrial	$85,861	$85,520	$85,756	$83,857	$93,144
Real estate – construction	57,564	54,619	58,019	56,731	48,901
Real estate – mortgage:
Residential	347,739	345,830	340,483	336,487	329,609
Commercial	492,914	496,300	504,289	498,247	483,675
Consumer installment	15,204	15,963	15,937	16,787	17,639

Total	$999,282	$998,232	$1,004,484	$992,109	$972,968

Asset quality data	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018
(Dollar amounts in thousands)
Nonaccrual loans	$10,053	$10,671	$10,472	$6,595	$7,288
90 day past due and accruing	—	58	—	945	—

Nonperforming loans (3)	10,053	10,729	10,472	7,540	7,288
Other real estate owned	89	89	126	270	257

Nonperforming assets	$10,142	$10,818	$10,598	$7,810	$7,545

Allowance for loan losses	$7,001	$7,304	$7,206	$7,428	$7,494
Allowance for loan losses/total loans	0.70%	0.73%	0.72%	0.75%	0.77%
Net charge-offs:
Quarter-to-date	$383	$12	$462	$276	$218
Year-to-date	857	474	462	602	326
Net charge-offs to average loans, annualized:
Quarter-to-date	0.15%	0.00%	0.19%	0.11%	0.09%
Year-to-date	0.11%	0.10%	0.19%	0.06%	0.05%

Nonperforming loans/total loans	1.01%	1.07%	1.04%	0.76%	0.75%
Allowance for loan losses/nonperforming loans	69.64%	68.08%	68.81%	98.51%	102.83%
Nonperforming assets/total assets	0.79%	0.84%	0.83%	0.63%	0.63%

(3)	Non-performing loans exclude troubled debt restructurings that are performing in accordance with their terms over a prescribed period of time.

Reconciliation of Common Stockholders’ Equity to Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended
(Dollar amounts in thousands)	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Stockholders’ Equity	$135,913	$134,260	$131,699	$128,290	$124,233	$135,913	$124,233
Less Goodwill and other intangibles	17,212	17,298	17,383	17,468	17,555	17,212	17,555

Tangible Common Equity	$118,701	$116,962	$114,316	$110,822	$106,678	$118,701	$106,678

Shares outstanding	3,211,565	3,242,585	3,256,370	3,244,332	3,236,689	3,211,565	3,236,689

Tangible book value per share	$36.96	$36.07	$35.11	$34.16	$32.96	$36.96	$32.96

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Nine Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	September 30, 2019	September 30, 2018
Average Stockholders’ Equity	$137,843	$134,836	$130,450	$129,208	$126,865	$134,376	$123,698
Less Average Goodwill and other intangibles	17,254	17,339	17,422	17,510	17,597	17,338	17,685

Average Tangible Common Equity	$120,589	$117,497	$113,028	$111,698	$109,268	$117,038	$106,013

Net income	$3,269	3,290	3,011	3,425	3,304	9,570	9,006

Return on average tangible common equity (annualized)	10.76%	11.23%	10.80%	12.17%	12.00%	10.93%	11.36%